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                                                                    Exhibit 23.7
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "uBid Selected Historical Condensed Financial Information" and "Experts" and to the use of our report dated January 17, 2000, except for Note 9, as to which the date is February 9, 2000, with respect to the financial statements of uBid, Inc. included in the Proxy Statement of uBid, Inc. that is made part of the Registration Statement (Form S-4) and related Prospectus of CMGI, Inc. for the registration of 3,549,979 shares of its common stock.

                                             /s/ Ernst & Young LLP

Chicago, Illinois
March 8, 2000